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                                                                    EXHIBIT 10.3
                             LEASE OF REAL PROPERTY


             THIS LEASE is made and entered into effective the 1st day of February, 1999, by and between ARLENE GLANZ, owner of the demised premises ("Lessor"), and RB RECYCLING, INC., an Oregon corporation ("Lessee"), acting through its duly authorized officer.

             1. PREMISES. The premises leased to Lessee, together with appurtenances, are herein referred to as the "demised premises" and are situated in the City of Portland, County of Multnomah, State of Oregon, the legal description hereof being as follows:

                  Lots 11 through 18 and Lots 27 through 36, Block 5, Swinton Addition, Portland, Multnomah County, Oregon. Lots 11 through 18, commonly known as 643 N. Argyle and also known as 8501 N. Borthwick, Portland, Oregon, and Lots 27 through 36 being located on N. Hunt Street, Portland, Multnomah County, Oregon (all of said described property being contiguous and being 45,000 square feet (+/-).

             2. TERM. The primary term of this lease shall be for five (5) years commencing on the 1st day of February, 1999, and ending on the 31st day of January, 2004, subject to one consecutive five (5) year renewal term (the "Renewal Term") thereafter at Lessee's option as provided for herein.

             3. RENT.

                (a) PRIMARY TERM. Lessee agrees to pay the Lessor during the primary term of this Lease, as rent for the use and occupancy of the demised premises, the following (which amounts consist of first year rental of $3,200 increased by five percent (5%) per year rounded up to the nearest dollar):

                (i) During the first year of the primary term of this lease monthly rent shall be the sum of $3,200 per month.

               (ii) During the second year of the primary term of this lease monthly rent shall be the sum of $3,360 per month.

              (iii) During the third year of the primary term of this lease monthly rent shall be the sum of $3,528 per month.

               (iv) During the fourth year of the primary term of this lease monthly rent shall be the sum of $3,705 per month.

                (v) During the fifth year of the primary term of this lease monthly rent shall be the sum of $3,890 per month.


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         Rent shall be payable monthly in advance, on the first day of each calendar month throughout the primary term of this Lease, and during the Renewal Term. All rent shall be paid in lawful money of the United States and without prior notice or demand.

                (b) RENEWAL TERM. Upon election of the Lessee to exercise its option to renew this Lease for the Renewal Term, as set forth in Paragraph 35 below, the monthly rent for each month during the Renewal Term shall be as follows:

                (i) During the first year of the Renewal Term of this lease monthly rent shall be the sum of $4,085 per month.

               (ii) During the second year of the Renewal Term of this lease monthly rent shall be the sum of $4,289 per month.

              (iii) During the third year of the Renewal Term of this lease monthly rent shall be the sum of $4,503 per month.

               (iv) During the fourth year of the Renewal Term of this lease monthly rent shall be the sum of $4,728 per month.

         (v) During the fifth year of the Renewal Term of this lease monthly rent shall be the sum of $4,965 per month.

         4. LESSEE'S ACCEPTANCE OF LEASE. Lessee accepts said letting and agrees to pay to the order of the Lessor the rentals above stated for the primary term of this lease and for the Renewal Term, in advance, at the time and in the manner aforesaid.

         Lessee hereby acknowledges that the Lessor has not made and does not make any representations as to the physical condition of the leased premises.

         Lessee further acknowledges that it has made an independent inspection of the physical condition of same and all parts thereof and accepts said premises "AS IS."

         5. TAXES.

            (a) In addition to the rentals above provided, Lessee shall during any lease term, pay and discharge upon, prior to the delinquency date thereof, all real and personal property taxes levied by any public agency authorized to levy such taxes, including all existing assessments against the property which are made for the purpose of paying for improvements, such as, without limitation, street sewers and water pipes. Lessor shall provide Lessee with the tax statements for all real property taxes assessed against the demised premises and Lessee shall pay such taxes directly, providing Lessor with a copy of the submitted tax statement and check as proof of payment.

            (b) All such general taxes and existing L.I.D. assessments on the demised premises from the first year shall be prorated between Lessor and Lessee from the commencement of the term of this lease. Such taxes For the last year of the

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            primary term (or the Renewal Term) of this lease shall be prorated between Lessor and Lessee through the last day of the primary term (or the Renewal Term) of this lease. All such taxes shall be prorated on the basis of a tax fiscal year commencing July 1 and ending July 30.

            (c) If Lessee shall, in good faith, contest such tax on the demised premises, then Lessee may, at its expense, defend itself and Lessor against the same and shall pay and satisfy any judgment, including all penalties and interest that may be rendered thereon; provided, however, Lessor may require Lessee to furnish to Lessor a surety bond or other security satisfactory to Lessor in an amount equal to such contested tax, indemnifying Lessor against liability for such tax and holding the demised premises free from the effect of such tax.

        6.  INSURANCE.

            (A) LIABILITY INSURANCE. Lessee shall, at all times during any term of this lease, carry and maintain a policy of broad form comprehensive public liability insurance policies in form and with an insurer licensed to do business in the State of Oregon, by the terms of which Lessor and Lessee are named as insureds and shall be indemnified against liability for any damage to the property or bodily injury, including death, of any person entering on or using the demised premises, or any structure thereon, or any part thereof. Such insurance policy or policies shall be maintained in the minimum coverage amounts of Five Hundred Thousand Dollars ($500,000.00) for bodily injury to, or death of, one person, and One Million Dollars ($1,000,000.00) for bodily injury or death in any one occurrence. Such insurance shall be stated to be primary and noncontributing with any other insurance available for the protection of Lessor, and shall contain a provision that Lessor, although named as an insured, shall nevertheless be entitled to recover under said policy for any loss, injury or damages to Lessor, his agents and employees, or to the property of said persons, by result of the negligence of Lessee.

            (B) CERTIFICATES OF INSURANCE. All policies of insurance procured and maintained by Lessee hereunder shall be issued in the names of Lessor and Lessee, and for the mutual and joint benefit and protection of both parties. Executed copies of such policy or policies of insurance or certificate thereof, shall be delivered to Lessor, and all such policies shall contain a provision that not less than ten (10) days' written notice shall be given to Lessor prior to the cancellation, reduction of coverage, or any material change in such policy.

            7. UTILITIES. Lessee shall pay all charges for water, sewage, gas, electricity, telephone, trash collection, and other like services used by Lessee or any licensee, agent or other person occupying or using the demised premises.

            8. PAYMENTS AND NOTICES. All rents and other sums payable by Lessee to Lessor hereunder shall be paid to Lessor at the address herein, or at such other place as Lessor may hereafter designate in writing and deliver to Lessee. Any notice to be given by either of the parties


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hereto to the other hereunder may be delivered in person to Lessor or to Lessee or may be deposited in the United States mail duly registered or certified, with postage prepaid, and addressed to the party for whom intended, as follows:

         If to Lessee:                               If to Lessor:

         RB Recycling, Inc.                          Arlene Glanz
         8051 North Borthwick                        7485 SW Kimberly Court
         Portland, Oregon 97217                      Beaverton, Oregon 97008
         Attn: Plant Manager

         With copy to:

         RB Rubber Products, Inc.
         904 E 10th Avenue
         McMinnville, Oregon 97128
         Attn: Paul Gilson

or at such other address as either of the parties hereto may thereafter designate in writing. Service of any such written notice shall be deemed complete at the time of such personal delivery or upon five days after the mailing thereof as hereinabove provided.

            9. ENTIRE AGREEMENT. This lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement, or promise made by any party hereto, or to any employee, officer, or agent of any party hereto, which is not contained herein, shall be binding or valid.

           10. USE OF PREMISES. It is Lessee's intention to use or cause the demised premises to be used for storage and processing of waste products and anything convenient or desirable in connection therewith, including not by limitation storage, grinding, and processing of tires, woody wastes, and related or similar items, and for uses normally incident thereto. Lessee may use the premises for any other lawful business as Lessee may from time to time deem advisable. Lessee shall not use the premises in such a manner as to knowingly violate any law, rule, ordinance, or regulation of any governmental body having jurisdiction thereof.

           11. UNLAWFUL USE PROHIBITED. Lessee shall not use the demised premises for any unlawful purpose.

           12. COVENANT OF QUIET ENJOYMENT. At all times when Lessee is not in default under this lease and during any term of this lease, Lessee's quiet and peaceable enjoyment of the premises shall not be disturbed or interfered with by Lessor or any person claiming by, through, or under Lessor.

           13. LESSOR'S NON-LIABILITY. Lessor shall not be liable for any loss, damage or injury of any kind whatsoever to any person or property arising from any use of the demised premises, or any part thereof, or caused by any defect in any building, structure, or other improvement thereon or in any equipment or other facility therein; or caused by or arising from any act or omission of Lessee, or of its agent, employees, licensees, or invitees, or by or from


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any accident on said premises or any fire or other casualty thereon, or occasioned by the failure of Lessee to maintain said premises and improvements thereto in safe condition, or arising from any surface, subsurface, or soil condition, or from any other cause whatsoever; and Lessee, as a material part of the consideration of this lease, hereby waives on its behalf, all claims and demands against Lessor for any such loss, damage, or injury of Lessee and hereby agrees to indemnify and hold Lessor entirely free and harmless from all liability for any such loss, damage, or injury to other persons and from all costs and expenses arising therefrom.

            14. MAINTENANCE AND REPAIR. Throughout the term of this lease, Lessee, at its sole cost and expense, shall at all times, keep and maintain the demised premises and each part thereof in as good repair and in as safe order and condition as at the date of commencement of the term of this lease. Lessee thereafter assumes full responsibility; for the condition, operation, repair maintenance, during any term of this lease, of the premises, except structural failures not attributable to Lessee's use of premises.

            15. CONDEMNATION.

            (a) If title to all or part of the demised premises is taken for any public or quasi-public use under any statute, or if the demised premises are taken by reason of an order for immediate possession or by right or eminent domain, or by private purchase in lieu of eminent domain or if title to so much of the demised premises is so taken or if the demised premises are taken by reason of an order for immediate possession, and a reasonable amount of reconstruction of the demised premises will not result in the demised premises being a practical improvement and reasonably suitable for Lessee's in Lessee's sole judgment continued occupancy for the uses and purposes for which the demised premises are leased, then in either event this lease shall terminate on the date that possession of the demised premises or part thereof is taken.

            (b) If any part of the demised premises shall be so taken and the remaining part is, in Lessee's sole judgment, reasonably suitable for Lessee's continued occupancy for the purposes and uses for which the premises are leased, this lease shall, as to the part so taken, terminate as of the date that possession of such part is taken.

            (c) In the event that the demised premises or any buildings or other improvements thereon or any portion of any thereof shall during the term of this lease be taken or damaged by eminent domain or be taken by conveyance by the parties hereto to avoid or compromise any proceeding in eminent domain, the total consideration paid in connection with such taking, and damage (including both amounts paid for property taken, loss of good will, and severance or other damage to such portion of the demised premises or buildings or improvements thereon as shall not be taken) shall be equitably apportioned between the parties as their interests may appear, taking into consideration the number of years remaining in the Renewal Term of this lease at the date of taking or damage, and the extent of severance or other damage to equipment and improvement of Lessee and Lessor.


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             16. RIGHT OF ASSIGNMENT. Lessee may not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, or permit any other person or person whomsoever to occupy the demised premised without the written consent of the Lessor being first obtained in writing, which consent shall not be unreasonably withheld; that in the event Lessor agrees to such assignment, it shall be on the condition that Lessee shall continue to be personally liable for the performance of all the condition as set out in this lease; this lease is personal to said Lessee's interest, in whole or in part, cannot be sold, assigned, transferred, seized, or taken by operation of law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lessee, or in any other manner, except as mentioned above.

            17. MODIFICATION OF LEASE. This lease contains the entire agreement between the parties, and any executory agreement hereafter shall be ineffective to change, modify, or discharge it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, or discharge is sought.

            18. SURRENDER. At the expiration of any term of this lease, unless renewed as provided for herein, Lessee agrees to quit and surrender possession of the demised premises to Lessor in as good condition as at the commencement thereof, excepting reasonable wear and tear, damage by acts of God and the elements, and the perils actually covered by and compensated for pursuant to a standard for insurance policy.

            19. ARBITRATION. ANY CONTROVERSY WHICH SHALL ALL ARISE BETWEEN LESSOR AND LESSEE REGARDING THE RIGHTS, DUTIES OR LIABILITIES HEREUNDER OF EITHER PARTY SHALL BE SETTLED BY ARBITRATION. SUCH ARBITRATION SHALL BE BEFORE ONE DISINTERESTED ARBITRATOR IF ONE CAN BE AGREED UPON, OTHERWISE BEFORE THREE DISINTERESTED ARBITRATORS, ONE NAMED BY THE LESSOR, ONE BY THE LESSEE, AND ONE BY THE TWO THUS CH0SEN. THE ARBITRATOR OR ARBITRATORS SHALL DETERMINE THE CONTROVERSY IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AS APPLIED TO THE FACTS FOUND BY HIM OR THEM.

            20. ATTORNEY'S FEES. In the event that either party hereto shall commence any legal action or proceeding including an action for declaratory relief or a request for arbitration, against the other by reason of the alleged failure of the other to perform or keep any term, covenant or condition of this lease by him to be performed or kept, the party prevailing in said action or proceeding shall be entitled to recover, in addition to his court costs, a reasonable attorney's fee to be fixed by the arbitrator(s) or court, and such recovery shall include court costs and attorney's fees on appeal. As used herein, "the prevailing party" means the party in whose favor final judgment is rendered.

            21. ALTERATION, FIXTURES AND IMPROVEMENTS. Save and except as to alterations and improvements to Lessee's existing tire and woody waste processing and shop facilities, Lessee shall not alter or improve the demised premises without the prior written consent of Lessor to do so (which consent will not be unreasonably withheld); no such


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alterations, additions, improvements and fixtures, including but not limited to trade fixtures, shall become a part of the demised premises; trade fixtures as used herein, shall include, but not be limited to, electrical controls and mechanical equipment used in the processing of waste materials; Lessee shall be permitted to remove all such additions, improvements, and fixtures from the leased premises at any time during the terms hereof or within ninety (90) days after expiration or sooner termination of his lease, and Lessor hereby waives any landlord's lien or other lien, security interest, or right which may be claimed as security, or to possession or ownership thereof, provided, however that such removal can be effected without injury to the leased premises and provided further that any such fixture shall not have become, by the manner in which it is affixed, an integral part of the leased premises made or placed in or on said premises shall on expiration or sooner termination of this lease belong to Lessor without compensation to Lessee; provided, however, that Lessor shall have the option to be exercised on expiration or sooner termination of this lease to require Lessee to remove any or all such additions, improvements or fixtures. Any alterations, installation of fixtures or improvements to the demised premises shall comply with the requirements of all federal, state and municipal authorities pertaining thereto and shall not cause any increase in the rental provided to be paid by Lessee hereunder.

            22. FIXTURES AND EQUIPMENT. Lessee agrees that there are fixtures and equipment in the buildings on the demised premises existing at the date of commencement of this lease, which have always been the property solely of Lessor, including the air compressor and pump. The Lessee has the right to use said fixtures and equipment. Lessee accepts said fixtures and equipment in their present condition and without any warranties or representations by Lessor as to their present condition, and Lessee hereby agrees to maintain said fixtures and equipment and make whatever repairs are reasonably necessary for their continued use, without any expense to Lessor, and at the termination of this lease, said equipment and fixtures shall be returned to the Lessor in as good condition as when received by Lessee, natural wear and depreciation being excepted. Lessee is hereby given the right to replace any such equipment which shall wear out or cease to function, provided, however, that said replacing equipment shall be of an equal value to the replaced equipment as at the time of replacement, and shall thereafter be in place and stead of the replaced equipment, and the right and title thereto shall belong to the Lessor under this lease. Lessee is hereby given the right to change the location of said fixtures and equipment, provided that said moving does not damage the demised premises, and provided further that at the termination of this lease, or any extensions hereof, that said fixtures and equipment will be returned to the original location thereof.

            23. FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this paragraph 23contained shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder except as may be expressly provided elsewhere in :this lease.


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            24. CONDITIONAL LIMITATIONS. Each covenant and agreement of Lessor and Lessee shall be a condition to the performance of the other's obligation hereunder, and breach by any party thereof, uncured as provided for herein, shall be in default.

            25. LIENS AND CLAIMS.

                (a) Lessee shall not cause to be levied against the demised premises, or any part thereof, any mechanic's, materialmen's contractor's, or subcontractor's liens arising from any claim for damage growing out of the work of any construction, repair, restoration, replacement, or improvement, done at the request of Lessee, and Lessee shall pay or cause to be paid all of said liens, claims, or demands before any action is brought to enforce the same against the demised premises; Lessee agrees to defend, indemnify, and hold Lessor and said premises free and harmless from all liability for any and all such liens, claims, and demands, together with reasonable attorney's fees and all costs and expenses in connection therewith.

                (b) Notwithstanding anything to the contrary hereinabove contained in this Paragraph 25, if Lessee shall, in good faith, contest the validity of any such lien, claim, or demand, then Lessee shall, at its expenses, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the leased premises.

            26. LESSOR PAYING CLAIMS. In the event Lessee shall be otherwise required by this lease to do so, and after thirty (30) days written notice thereof as provided for herein, Lessee shall fail to pay and discharge or cause to be paid and discharged, when due and payable, any tax, assessment, or other charge upon or in connection with the leased premises, or any lien or claim for labor or materials employed or used in, or any claim for damages arising out of the construction, repair, restoration, replacement, maintenance and use of said premises, and the improvements thereon, or any judgment or any contested lien or claim, or any insurance premium expense in connection with said land and improvements, or any or other claim, charge, or demand which Lessee has agreed to pay, or cause to be paid under the covenants and conditions of this lease, and if Lessee, after thirty (30) days' written notice from Lessor to do so, shall fail to pay and discharge the same, then Lessor may, at his option, pay any such tax, assessment, insurance premium or expense, lien claim, charge or demand, or settle or discharge any action therefor, or judgment thereon, and all costs, expenses, and other sums incurred or paid by Lessor in connection with any of the foregoing shall be paid by Lessee to Lessor upon demand, together with interest thereon at the rate of 10% per annum from the date paid, and any default in such repayment shall constitute a breach of the covenants and conditions of this lease.

            27. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this lease by Lessee:

                (a) The vacation or abandonment of the demised premises by Lessee for a period of sixty (60) continuous days.


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                (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due.

                (c) The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this lease to be observed or performed by Lessee, other than described in subparagraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said 30 day period and thereafter diligently prosecute such cure to completion.

            28. REMEDIES OF LESSOR. In the event of any breach of this lease by Lessee, and failure to cure as provided for herein, then Lessor, after ten (10) days written notice to Lessee besides other rights or remedies Lessor may have, Lessor shall have the immediate right of re-entry and may remove all persons and property from the demised premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee. Should Lessor elect to re-enter, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, she may either terminate this lease, or may from time to time, without terminating this lease, re-let said premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this lease) and at such fair market rental or rentals and upon such other reasonable terms and conditions as Lessor may deem advisable with the right to make alterations and repairs to said premises. Upon each such re-letting (a) Lessee shall be immediately liable to Lessor, in addition to indebtedness other than rent due hereunder, for the cost and expenses of such re-letting and of such alterations and repairs incurred by Lessor, and the amount if any, by which the rent reserved in this lease for the period of such re-letting (up to but not beyond the remaining term of any then current renewal term of this lease) exceeds the amount agreed to be paid as rent for the demised premises for such period on such re-letting, as such becomes due; or (b) at the option of Lessor, rents received by Lessor from such re-letting shall be applied as follows; first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under option (a) and such rent shall not be promptly paid to Lessor by the new tenant, or if such rentals received from such re-letting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premised by Lessor shall be construed as an election on Lessor's part to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination thereof decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for such uncured previous breach. Should Lessor at any time terminate this lease for any uncured breach, in addition to any other remedy they may have, they may recover from Lessee all damages they may incur by reason of such breach, including the cost of damages they may incur by reason of such breach, including the cost of recovering the demised premises, and including



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the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the then current premises for the remainder of such term, all of which amounts shall be due and payable from Lessee to Lessor as they accrue.

            29. HOLDING OVER. Any holding over by Lessee after expiration of any term hereof, shall be construed as a tenancy from month to month, subject to all the conditions of this lease and at the rental rate effective as of the last month of the term expired. Either party may terminate such month to month tenancy by giving to the other party 30 days' written notice -of its intention to terminate. The provisions of this paragraph 29 shall not be deemed a consent on the part of Lessor of Lessee's continued occupancy after the termination of this lease, nor waiver of any of Lessor's rights with respect hereto.

            30. TIME OF ESSENCE. Time is of the essence of this lease, and of each provision.

            31. RIGHTS OF PARTIES. Either Lessor or Lessee may, from time to time, at their respective option, exercise all rights or remedies which such party may have at law or in equity, and any consent, waiver, compromise, or indulgence by one party hereto, of or under any of the provisions of this lease, or as to breach or default hereunder by the other party, shall not constitute or be construed as a waiver of the former party's rights to enforce performance of the conditions and terms hereof at all other times. Lessee shall permit Lessor and their agents or representatives to enter the demised premises at all reasonable times for the purposes of: (i) inspecting the same; or (ii) showing it to prospective purchasers or mortgagors. Reasonable times shall be construed to be during Lessee's normal business hours.

            32. CONSENTS. Any consent or approval required hereunder will not be unreasonably withheld.

            33. INSOLVENCY OR RECEIVERSHIP. In the event an involuntary petition in bankruptcy is filed against Lessee, or if Lessee shall file a voluntary petition in bankruptcy, or shall institute any proceedings of any kind or character under any bankruptcy or insolvency law, state or federal, or institute any proceedings for reorganization under any Chapter of the Federal Bankruptcy Act in effect at the date hereof, or which may hereafter be enacted or become effective, wherein and whereby any right of Lessor shall or may be affected in any degree, or shall be adjudged a bankrupt or insolvent by any court, or shall make an assignment, general or otherwise, for the benefit of creditors or appoint any creditor's committee to take over, or if a receiver of any interest of Lessee in said premises shall be appointed by any court and not discharged within thirty (30) days thereafter, Lessor may, in any such event, at his option, without notice or demand upon Lessee, or upon any person or persons claiming by, through or under Lessee, terminate each, every and all of the rights of Lessee and of any and all person claiming by, through or under Lessee, in and to the demised premises

            34. OPTION TO EXTEND (RENEW). Lessee is hereby granted an option to extend the term of this lease for one consecutive five (5) year renewal term upon expiration of the initial five year primary term of this lease, under the same terms, covenants, and conditions so far as applicable (except as to rent, as provided in Paragraph 2 above), and subject to the same exceptions and reservations as herein contained. This option shall be exercised by written notice setting forth Lessee's election to exercise the option, delivered to Lessor, in person, or by United

States mail, not less than one hundred fifty (150) days prior to expiration of the primary lease term; provided, Lessee is (a) in good standing with the Lessor with respect to all of the articles and conditions of this Lease, at the time of notice to Lessor by Lessee that Lessee intends to exercise Lessee's option to extend the Lease period provided in this paragraph, and (b) still in good standing at the time the lease extension would begin.

            35. RIGHT OF FIRST REFUSAL. If Lessor shall receive a bona fide third party offer (a "Third Party Offer") for the purchase of all or any part of the demised premises (the "Sale Property") during the term of this lease (including any renewals hereof), and the Third Party Offer shall be acceptable to Lessor, in Lessor's sole and absolute discretion, Lessor shall give Lessee the right to purchase the Sale Property (but not any other portion of the demised premises not covered by the Third Party Offer) at the price and on the terms and conditions of the Third Party Offer. This right of first refusal shall be extended to Lessee by Lessor giving Lessee written notice of the Third Party Offer, offering to sell the Sale Property to Lessee on the same terms and conditions as the Third Party Offer ("Lessor's Offer"), and requiring Lessee to accept Lessor's Offer in writing, within twenty (20) days after Lessee's receipt of such notice. If Lessee fails to accept Lessor's offer within said twenty (20) day period, Lessor shall have the right to accept the Third Party Offer, and convey the Sale Property to said third party under the Third Party Offer, subject to Lessee's rights under this lease. No sale of the demised premises to a third party shall terminate this lease or otherwise affect Lessee's rights under this lease.

            36. INVALIDITY OF CERTAIN PROVISIONS. If any terms or provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such terms or provisions to persons or circumstances other than that to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the extent permitted by law.

            37. BINDING FUTURE PARTIES. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal and legal representatives, successors, and assigns.

            38. CONSTRUCTION OF WORDS. The masculine gender, singular number, and present tense, shall be deemed to include the feminine and neuter genders, the plural number, and the future and past tenses, respectively, and vice-versa, where the context so requires. The word "mortgage" and reference words thereto shall also include "deed of trust" and reference words thereto, and vice versa.

            39. PARAGRAPH HEADINGS. Paragraph headings contained herein are for reference only and are not intended to be part of the agreement, nor to be used in its interpretation.

            40. CONTROLLING LAW. IT IS UNDERSTOOD AND AGREED THAT THIS LEASE IS ENTERED INTO ON THE BASIS OF THE LAW OF THE STATE OF OREGON, AND THAT LESSOR AND LESSEE AGREE THAT THIS LEASE AND EACH OF ITS TERMS AND PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OREGON.

            41. PAVING ASSESSMENT. Lessee agrees to pay during the term of this lease all sums assessed against the demised premises, in respect of an existing current paving assessment. Lessor will provide Lessee with payment-due notices thereunder as received and Lessee will have thirty (30) days thereafter in which to make such annual payment.

            42. INVENTORY. Lessee agrees to limit inventory to 6,000 tons unless inventory is controlled by a legitimate, bona fide purchase order from a listed New York Stock Exchange company but in no event will inventory exceed 9,000 tons.

            44. ENVIRONMENTAL MATTERS. Lessee shall conduct its operations at the demised premises in accordance with applicable environmental laws and regulations. In the event that any hazardous substances or materials are released into the environment as a result of Lessee's operations, Lessee shall promptly clean up the release at its expense and in accordance with applicable laws and regulations. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all losses, liabilities, claims, costs and expenses (including reasonable attorney fees) arising out of or in any way related to Lessee's failure to perform its obligations under this paragraph 44. Lessor agrees to indemnify, defend and hold Lessee harmless from and against any and all losses, liabilities, claims, costs and expenses (including reasonable attorney fees) arising out of or resulting from the release of any hazardous substance or material on the demised premises prior to effective date first stated above. The term "hazardous substance or material" as used herein shall include, without limitation, petroleum, PCBs, asbestos and any substance or material of any kind or nature whatsoever that is defined as hazardous or toxic by any applicable federal, state, or local statute, rule, regulation or ordinance.

LESSOR                                         LESSEE:

                                               RB Recycling, Inc.



                                               By:
                                                   -----------------------------
Arlene Glanz                                   Title:
                                                     ---------------------------
IN THE STATE OF OREGON                   )
                                         )
COUNTY OF MULTNOMAH                      )

         BEFORE ME, the undersigned authority, on this day personally appeared ARLENE GLANZ, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this ____ day of __________, 1999.

                                                  ---------------------------
                                                  Notary Public in and for
                                                  Multnomah County, Oregon

My Commission Expires:                            Printed Name of Notary:


------------------------------                    ------------------------------


IN THE STATE OF OREGON                 )
                                       )
COUNTY OF _____________                )

         BEFORE ME, the undersigned authority, on this day personally appeared _________ _________________, President of RB Recycling, Inc., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE on this ____ day of __________ 1999.

                                                  -----------------------------
                                                  Notary Public in and for
                                                  Multnomah County, Oregon

My Commission Expires:                            Printed Name of Notary:


------------------------------                    ------------------------------

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